Exhibit 10.1

FINAL RELEASE AND SETTLEMENT AGREEMENT

This agreement is made to be effective as of the 11th day of September, 2007, by and between Tidelands Oil & Gas Corporation (“TIDE”), a Nevada corporation having its principal office at 1862 Bitters Road, Building No. 1, San Antonio, Bexar County, Texas 78248, its wholly owned subsidiary, Tidelands Exploration & Production, Inc. (“TEPI”), a Texas corporation; Michael Ward and Royis Ward (“WARD”) individuals residing at 13707 Bluffgate, San Antonio, Bexar County, Texas 78216; Bentley Energy Corp. (“BENTLEY”) located at _________________, San Antonio, Bexar County, Texas; and Regency Energy, Inc. (“REGENCY”) located at ____________________, San Antonio, Bexar County, Texas.  TIDE, TEPI, WARD, BENTLEY and REGENCY are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, WARD served as a Director of, and as the President and Chief Executive Officer of TIDE; and

WHEREAS, there was a disagreement between WARD and the other Directors of TIDE regarding the financial and operational governance of the company; and

WHEREAS, WARD resigned as a director and officer of TIDE and further resigned from all manager, director, and/or officer positions of all subsidiaries of TIDE on or about December 8, 2006; and

WHEREAS, TIDE and WARD executed an agreement effective December 8, 2006 (“AGREEMENT”), a true and correct copy of which is attached hereto as Exhibit No. 1, to resolve all remaining matters between them in an amicable fashion and finalizing WARD’s separation from TIDE; and

WHEREAS, in July 2006, TIDE formed its wholly owned subsidiary, TIDELANDS EXPLORATION & PRODUCTION, INC. (“TEPI”); and,

WHEREAS, on or about July 9, 2006, TEPI entered into an agreement with REGENCY for a fifty percent (50%) interest in a twenty-four (24) mile natural gas pipeline located in Medina, Atascosa, and Bexar Counties; and

WHEREAS, in connection with the transaction, TEPI entered into a Participation Agreement and a Joint Operating Agreement with REGENCY; and

WHEREAS, TIDE has invested the sum of $510,000.00 pursuant to the terms of the Participation Agreement and/or the Joint Operating Agreement; and

WHEREAS, by correspondence dated February 20, 2007, TIDE advised WARD of a dispute pursuant to the AGREEMENT alleging that WARD owed TIDE the approximate sum of $510,000.00 as a result of its transaction with REGENCY; and

WHEREAS, TIDE and TEPI are in default pursuant to the terms of the Participation Agreement and/or the Joint Operating Agreement; and

WHEREAS, TIDE has ceased payment of its salary obligations to WARD pursuant to the terms of the AGREEMENT; and

WHEREAS, the issues and allegations between the Parties are disputed, but the Parties desire to avoid the cost of litigation and amicably resolve such disputes;

WHERAS, TIDE has sued WARD, BENTLEY and REGENCY; and

WHEREAS, WARD has agreed to assume the past, present and future obligations of TEPI pursuant to the terms of the Participation Agreement and the Joint Operating Agreement with REGENCY and to pay to TIDE the sum of $280,000.00 on the terms and conditions set forth herein, and the parties and their respective directors, officers and agents desire to have no further litigation between them.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and payments described herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.  WARD’S OBLIGATIONS

A.           WARD shall pay to TIDE the sum of $280,000.00, on or before October 1, 2007 in the form of a wire or cashier’s check.

B.           WARD shall bring current, assume and be solely responsible for performing all of TEPI’s past, present and future obligations pursuant to the terms of the agreements with REGENCY from and after the date of execution of this Final Release and Settlement Agreement.

C.           WARD hereby confirms and agrees that all obligations of TIDE in the December 8, 2006 (Agreement) are hereby released, save and except WARD’s right of first refusal for purchase of Sonterra as set forth in the Agreement.

D.           WARD, BENTLEY and REGENCY, and each of their officers and directors hereby release and forever discharge TIDE and TEPI, and its officers, directors and attorneys, from any and all claims and demands, whether known or unknown, which they have singularly and collectively against TIDE and TEPI and their officers and directors.

II.  TIDE’S OBLIGATIONS

A.           TIDE and TEPI shall transfer and assign to WARD or his assigns all of its right, title and interest in and to the Participation Agreement, the Joint Operating Agreement (and all oil, gas, and mineral leases in which it has retained any interest) upon the payment of the sums specified herein by WARD.  Such transfer and assignment shall be made in the form of the instruments attached hereto as Exhibit No. 2.

B.           TIDE, its officers and directors, hereby acknowledge and warrant that WARD has fulfilled, satisfied and/or paid all obligations and/or sums due TIDE pursuant to the terms of the AGREEMENT.  TIDE, its officers and directors, hereby release and forever discharge WARD, REGENCY and BENTLEY from any and all claims and/or demands, whether known or unknown, which TIDE has or which TIDE could assert arising pursuant to the terms of the AGREEMENT, save and except that TIDE is not releasing herein any liability imposed on TIDE by other third parties as a result of any action taken by WARD as an individual, officer and/or director of TIDE prior to the execution of this Agreement and, save and except any obligation of WARD pursuant to Section II.C., of the AGREEMENT.

C.            TIDE hereby confirms and agrees that all obligations of WARD in the December 8, 2006 Agreement are hereby released, save and except obligations under the first right of refusal set forth in the Agreement.

D.            TIDE, its Officers and Directors further confirm and agree that in the event that WARD and/or any of his assigns or successors in interest at any time, sells, conveys, assigns or transfers all or any part of the interest being acquired hereby, TIDE, it Officers, Directors, assigns or successors in interest shall have no right, interest or claim in and to any of the proceeds received, and will make no claim seeking recovery of any sums from WARD.  In consideration of TIDE agreeing to this paragraph, WARD warrants and represents presently there are no parties contemplating purchasing the interest being acquired by WARD hereunder.

All parties hereto will dismiss with prejudice (upon performance of all parties’ obligations hereunder) Cause Nos. 2007-CI-07451 and 2007-CI-11661, both pending in Bexar County, Texas.

III.  MUTUAL OBLIGATIONS

A.           Governing Law.  This Final Release and Settlement Agreement shall be construed according to the laws of the State of Texas.  Any action brought under this Final Release and Settlement Agreement, or which is related to this Final Release and Settlement Agreement, shall be brought in Bexar County, Texas.

B.           Assignment.  Neither party may assign this Final Release and Settlement Agreement without the consent of the other party.  However, TIDE acknowledges that WARD may assign his rights to an entity owned or controlled by WARD, but that will not release WARD hereunder from any obligations herein.

C.           Amendments/Modifications.  This Final Release and Settlement Agreement may not be amended or modified except in a writing signed by both WARD and TIDE.

D.           Waiver.  The waiver by either party of a breach or violation of any provision of this Final Release and Settlement Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.  No waiver will be effective unless set forth in writing and signed by the party waiving such provision or breach of this Final Release and Settlement Agreement.

E.           Notices.  Any notice given under this Final Release and Settlement Agreement shall be sufficient if in writing and mailed, by either registered or certified mail, return receipt requested, postage prepaid, to a party at the address set forth in the introduction to this Final Release and Settlement Agreement.

F.           Severability.  In the event any provision contained herein is determined to be invalid, illegal or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Final Release and Settlement Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance there from.  In lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

G.           Headings.  The captions, headings and arrangements used in this Final Release and Settlement Agreement are for convenience only and do not affect, limit or amplify the terms and provisions hereof.

H.           Confidentiality.  TIDE and TIDE’s attorneys or representatives and WARD and WARD’s attorneys or representatives agree that all of the terms and amounts included in this Final Release and Settlement Agreement are and forever shall be kept completely confidential and at no time are TIDE or TIDE’s attorneys or representatives and/or WARD and WARD’s attorney’s or representatives to mention, state or otherwise infer to the terms and conditions or any details of this Final Release and Settlement Agreement, except to the extent, if any, disclosure is required by law or regulatory authority or to enforce the terms hereof.

I.           Entire Agreement.  This Final Release and Settlement Agreement contains the entire understanding among the Parties concerning the subject matter contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, among or between the parties hereto, relating to the subject matter of this Final Release and Settlement Agreement, which are not fully expressed herein.

_______________________________________
MICHAEL WARD

_______________________________________
ROYIS WARD
TIDELANDS OIL & GAS CORPORATION

By: ____________________________________
JAMES B. SMITH, President

TIDELANDS EXPLORATION & PRODUCTION, INC.

By: ____________________________________
JAMES B. SMITH, President

BENTLEY ENERGY CORP.

By: ____________________________________
Name: __________________________________
Title: ___________________________________

REGENCY ENERGY, INC.

By: ____________________________________
Name: __________________________________
Title: ___________________________________